Exhibit 99.1

Picard Medical / SynCardia Reports First Quarter 2026 Financial Results

– Gross profit turns positive; Company executes significant debt reduction –

– Responds to NYSE American continued listing notice –

TUCSON, Ariz., May 21, 2026 — Picard Medical, Inc. (NYSE American: PMI) (“Picard Medical” or the “Company”), parent company of SynCardia Systems, LLC, (“SynCardia”) maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, reported financial results for the first quarter ended March 31, 2026.

“We continue to make progress across both our commercial and strategic priorities,” said Patrick NJ Schnegelsberg, Chief Executive Officer of Picard Medical Inc. “During and the quarter, we improved gross margin performance, reduced outstanding debt obligations, strengthened our capital structure, and continued advancing development of the Emperor Total Artificial Heart alongside expansion of our SynCardia commercial activities.”

Mr. Schnegelsberg added, “The quarter was highlighted by year-over-year revenue growth, a return to positive gross profit, and strengthening the Company’s balance sheet through significant debt reduction, while the Company continued to invest in research and development, manufacturing, and clinical support initiatives across its Total Artificial Heart platform.”

First Quarter 2026 Financial Highlights

Revenue grew 85% to $1.2 million for the first quarter of 2026 compared to $0.6 million in the first quarter of 2025, reflecting increased utilization of the SynCardia Total Artificial Heart and continued growth in U.S. commercial activity. Product revenue increased 54% to $0.9 million, while Freedom Driver rental revenue grew to $0.2 million from $7,000 in the prior year period. Gross profit improved to $0.3 million, reflecting a gross margin of 24%, compared to a gross loss of $0.4 million and a negative 58% margin in Q1 2025. Net loss was $7.6 million, including significant non-cash charges related to debt settlement and fair value adjustments.

Balance Sheet and Capital Structure

During the quarter, the Company took several actions to reduce leverage and strengthen its capital structure. The Company repaid approximately $7.4 million of a senior secured note due 2028 (the “Senior Secured Note”) principal in cash, settled an additional $2.1 million of principal of the Senior Secured Note through the issuance of 1.4 million shares of the Company’s common stock (the “Common Stock”), and repaid approximately $0.9 million of related-party debt. The warrant liability decreased from approximately $7.8 million to approximately $4.7 million, reflecting a reduction in the fair value of outstanding warrants driven by fluctuating changes in the Company's stock price and volatility during the quarter.

Subsequent to quarter end, the Company completed a public offering in May 2026, raising gross proceeds of $5.0 million. The Company also entered into a warrant exchange agreement replacing 7.0 million existing warrants at a $2.675 exercise price with 10.0 million new warrants at a $0.35 exercise price, eliminating the prior ratchet provisions and simplifying the capital structure. The remaining Senior Secured Note balance was substantially reduced through a combination of cash payments, equity settlements, and a cashless transaction to approximately $1.3 million.

NYSE American Listing Standards Notices

As previously disclosed on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 11, 2026, on May 8, 2026 the Company received a written notice from the NYSE American LLC (the “NYSE American”) notifying it of non-compliance with Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires listed companies to maintain stockholders' equity of at least $4.0 million if losses from continuing operations and/or net losses have been reported in three of the four most recent fiscal years. The determination was based on reported stockholders' equity of approximately $3.8 million as of December 31, 2025, and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On May 15, 2026, the Company received a second written notice from NYSE American, notifying it of non-compliance with Section 1003(a)(i) of the Company Guide, which requires stockholders' equity of at least $2.0 million if such losses have been reported in two of the three most recent fiscal years. The determination was based on a reported stockholders' deficit of approximately $(1.4) million as of March 31, 2026, and losses in two of the three most recent fiscal years.

Pursuant to Section 1009 of the Company Guide, the Company has until June 7, 2026 to submit a compliance plan outlining steps to regain compliance by November 8, 2027 (the “Plan”). The Company is actively preparing the Plan with its financial and legal advisors and intends to submit the Plan by the deadline.

The notices do not have an immediate effect on the listing or trading of the Common Stock on NYSE American. In accordance with NYSE American procedures, a “.BC” indicator has been appended to the Company’s trading symbol to indicate the status of the Common Stock as “below compliance.”

Operational and Strategic Update

During the first quarter of 2026, the Company advanced execution across its core operational priorities.

Commercial activity remained focused on expanding patient access to the SynCardia Total Artificial Heart at transplant centers across the United States. Utilization of the Freedom Driver rental program increased meaningfully during the quarter, contributing to rental revenue growth and expanding the Company's recurring revenue base. Clinical support and training initiatives continued across certified U.S. transplant centers, with targeted engagement at high-volume accounts to support procedural readiness and patient outcomes.

On the product development front, the Company continued investment in next-generation driver technologies and the Emperor Total Artificial Heart, its fully implantable, driverless artificial heart currently in development and targeting a 2028 clinical study launch.

The Company also continued strengthening quality systems and operational infrastructure to support scalability, regulatory compliance, and Medical Device Single Audit Program readiness.

Outlook

The Company remains focused on expanding utilization of the SynCardia Total Artificial Heart, advancing development of the Emperor Total Artificial Heart, its next generation fully implantable artificial heart, targeting a 2028 clinical study launch, improving manufacturing efficiency, and strengthening its commercial and financial position.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the STAH is the most widely used and extensively studied artificial heart in the world. For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements can often be identified by words such as “continue,” “remain,” “expand,” “advance,” “target,” “intend” and similar expressions, and variations or negatives of these words. These statements include, but are not limited to, statements regarding the Company’s financial condition, future operating results, expectations for expanding utilization of the SynCardia Total Artificial Heart and expanding patient access at transplant centers across the United States; advancing development of the Emperor Total Artificial Heart and targeting a 2028 clinical study launch; improving manufacturing efficiency; strengthening the Company’s commercial and financial position and capital structure; continued investment in next-generation driver technologies; the Company’s intent to submit a compliance plan to NYSE American by the applicable deadline; and the Company’s ability to regain compliance with NYSE American listing standards. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Additional information about the Company, including risk factors that may affect the Company’s business, financial condition, and results of operations, is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available free of charge on the SEC’s website at http://www.sec.gov and on the Company’s investor relations website at https://picardmedical.com/.

Contact:

Investors

Eric Ribner

Managing Director

LifeSci Advisors LLC eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC IR@picardmedical.com

General/Media

Brittany Lanza blanza@syncardia.com

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